Exhibit 4.01

                         Incorporated Under the Laws of
                               the State of Nevada

NUMBER                                                             SHARES

                                                           CUSIP NO. 577912 10 8

                                MAXI GROUP, INC.

                      AUTHORIZED STOCK: 100,000,000 SHARES
                           PAR VALUE $.001 PER SHARE

THIS CERTIFIES THAT   _________________________________________________


IS THE RECORD HOLDER OF   ________________________________________________


                                MAXI GROUP, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


__________________                                         _____________________
    SECRETARY                                                    PRESIDENT


                                [CORPORATE SEAL]


INGERWEST FRANSFER CO, INC.                     COUNTERSIGNED & REGISTERED
P.O. BOX 17136
SALT LAKE CITY, UTAH 84117                      ________________________________
                                                COUNTERSIGNED
                                                Transfer Agent Authorized
                                                Signature